Exhibit 99.1
1 AIMCO Apartment Investment and Management Company REITWorld 2010: NAREIT's Annual Convention November 2010

2 This presentation contains forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of 2010 financial results. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates, credit availability or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary to Aimco's 3Q 2010 earnings release. This presentation does not constitute an offer of securities for sale. Forward-looking Statements and Other Information

3 Aimco Overview Flamingo South Beach Miami, FL 2900 on 1st Seattle, WA Palazzo East at Park La Brea Los Angeles, CA Aimco is a multifamily REIT focused on owning, managing and redeveloping properties in the 20 largest markets in the United States Initial Public Offering completed in 1994 with $315 million capitalization. Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions. Since 2002, Aimco has continued to improve the quality and geographic focus of its portfolio through the sale of approximately 775 properties. Aimco is among the largest owners and operators of multifamily communities in the United States. As of September 30, 2010 Aimco's portfolio consists of: Conventional portfolio: 227 communities with 70,844 units generate 87% of NOI and account for 88% of NAV. Affordable portfolio: 251 communities with 29,097 units generate 13% of NOI and account for 12% of NAV. Property managed and asset managed: 323 communities with 27,357 units generate income of approximately $7 million per year. Aimco is one of 14 REITs included in the S&P 500 Index

4 Investing in Aimco Aimco Has a Simple Business Strategy Own and operate 100,000 B/B+ quality apartments Well located in 20 largest U.S. markets Opportunistic redevelopment Finance with property-level, non-recourse, long-dated, fixed-rate and amortizing debt

5 Aimco Key Valuation Factors Aimco's shares are priced at a discount to the shares of apartment REIT peers. Aimco has the opportunity to grow through internal and external resources. Aimco holds high quality assets. Aimco is a reliable operator. Aimco has limited balance sheet risk. Aimco has high quality earnings. The financial leverage of Aimco's low risk non-recourse property debt and preferred stocks magnifies upside in a rising market.

6 Aimco Growth Drivers Internal: Rent growth - Aimco's diversified portfolio provides for projected revenue growth that is consistent with peers and is less volatile. Redevelopment - Aimco has a pipeline of assets that have the potential to generate redevelopment yields at a premium to acquisitions. Financial leverage - In a rising market, financial leverage magnifies positive results. External: Acquisitions - Aimco can fund acquisitions: in the property debt markets with equity raised by selling assets with rents below our portfolio average or by issuing common shares Capital markets - Aimco has the opportunity to restructure maturing property debt and lock in historically low interest rates for the next ten years. Aimco has the opportunity to grow through internal and external resources

7 Projected Revenue Growth in Aimco's Markets * Represents the average of 2Q 2010 projections published by REIS, PPR and AXIOMetrics, which have been weighted by Aimco based on Aimco's revenue allocation on a market-by-market basis. Aimco does not endorse or affirm the projected revenue growth published by third parties set forth on this page. These third party projections are provided for informational purposes only, do not represent Aimco's projections for, or estimates of, revenue growth, and are not guarantees of performance. Aimco's geographic diversification provides for internal growth with lower volatility.

8 Growth Projections Comparable to Peer Group * Represents revenue growth projections published by AXIOMetrics as of 2Q 2010. Note that AXIOMetrics' market weighting methodology differs from Aimco's methodology and, as such, the growth figures in the above table differ slightly from those on the previous page. Cumulative growth has been computed by Aimco based on the annual growth estimates reported by AXIOMetrics. Aimco does not endorse or affirm the projected revenue growth published by third parties set forth on this page. These third party projections are provided for informational purposes only, do not represent Aimco's projections for, or estimates of, revenue growth, and are not guarantees of performance. Based on AXIOMetrics forecasts, Aimco's projected revenue growth is in line with peers and greater than Home Properties and Camden.

9 * Represents average revenue growth computed by Aimco based on 1) the average of revenue growth projections published by REIS, PPR and AXIOMetrics as of 2Q 2010, and 2) peer market allocation based on 2Q 2010 company reports. Aimco does not endorse or affirm the projected revenue growth published by third parties set forth on this page. These third party projections are provided for informational purposes only, do not represent Aimco's projections for, or estimates of, revenue growth, and are not guarantees of performance. Based on the average of REIS, PPR and AXIOMetrics forecasts, projected revenue growth for Aimco's conventional portfolio is in line with peers. Aimco leverage magnifies growth compared to peers. Growth Projections Comparable to Peer Group Accounts for 83% of Aimco's Conventional NOI

10 Aimco Holds High Quality Assets Focus on B/B+ quality apartments Concentrate capital in 20 target markets (with a limited allocation to affordable apartments) Continually improve portfolio through capital recycling

11 Aimco Asset Quality We define quality by comparing rents to local market averages: A-quality: rents greater than 125% of market average B-quality: rents 90% - 125% of market average C-quality: rents less than 90% of the market average We prefer B/B+ quality apartments because: Rents are less volatile than A-quality apartment rents Margins are higher than C-quality apartments Focus on B/B+ quality apartments

12 Average 2Q 2010 rents for all conventional properties held at quarter-end, including same store properties, redevelopment properties and other conventional properties. See Supplemental Schedule 7(a) to Aimco's 2Q 2010 earnings release for additional information. 2Q 2010 REIS Asset Quality in Aimco's Markets Target B/B+ rents ~100 - 125% of market

13 * 2Q 2010 Average Rents as % of Market in Aimco Target Markets for peer companies has been computed based on 1) local average market rents as reported by REIS as of 2Q 2010 and 2) 2Q 2010 average rents by market as reported by peer companies, which Aimco has weighted by revenue in each of Aimco's Target Markets as reported by peer companies. Aimco Asset Quality Compared to Peers Aimco asset quality in its target markets, as measured by rents relative to local market averages, is comparable to Camden and Essex.

14 Capital Allocation 88% of total capital is invested in conventional real estate. 88% of conventional property capital is concentrated in Aimco's 20 target markets. Quality portfolio concentrated in 20 target markets

15 Capital Recycling Reinvestment: Increase investment in conventional assets located in priority markets. Redevelopment and enhancement of existing assets. Acquisition of B/B+ quality assets. Continually improve portfolio through capital recycling Objectives: Increase Aimco rents compared to local market averages. Provide for higher rental rate growth. Dispositions: Sell 5 - 10% of lowest-rated assets annually. Reduce affordable portfolio to 10% of NAV.

16 Conventional Portfolio Transformation Excludes casualties and property management expenses. NOI less assumed capital replacement expenditures of $850 per unit. More than $8 billion of sales of lower-rated assets from 2004 through 2009 have improved overall portfolio quality. Average rents ? 41% NOI margin ? 8% Free Cash Flow margin ? 18% Further asset sales will be pursued only if accretive investment opportunities exist.

17 Consistent Investment in Physical Assets Sustained rate of reinvestment in asset quality, notwithstanding the economy. Invested approximately $2.2 billion in the portfolio since 2005. Continued investment in properties through: Planned Replacement Program Energy investments Redevelopment where appropriate

18 Aimco Operating Results Operating performance exceeds peer average year-to-date and over the last one, three and five years. * Represents the average of results reported by AvalonBay, Camden, Equity Residential, Essex, Home Properties and UDR. Aimco is a reliable operator

19 2010 Property Operations Objectives Maximize revenues while reducing costs Average Daily Occupancy (ADO) - Maintain ADO above 95% with continued high resident quality standards. Year-to-date 2010 ADO was 95.9%. Rates - Take advantage of higher demand markets with higher occupancies to increase rates using revenue management tools. Renewals - Stay focused on the residents we already have. Renewals will remain a major focus for all properties. Service - Service will remain a high priority. We will continue resident touch point programs in support of retention of current residents. Expenses - Continued strong focus on expense control activities. We expect on-site productivity gains, lower marketing cost per lead and reductions in contract service costs through aggressive vendor management. We will continue to invest capital in maintaining our properties with NO reduction in our per door spend for repairs and maintenance and capital replacements.

20 Diversified Portfolio Reduces Volatility During 2009, NOI was essentially flat across our diversified portfolio. Expect 2010 total portfolio NOI to be up 1.0% to 1.5% compared to 2009. Stability of Affordable NOI provides offset to volatility in Conventional Same Store NOI. Lease-up of short cycle redevelopment business offset Conventional Same Store NOI decline over the past year. Over the coming quarters, this benefit will be reduced as virtually all redevelopment units were on-line at the end of 1Q 2010.

21 2010 Conventional Same-Store Portfolio Performance Year-to-date, Aimco's revenue and NOI performance is second only to Home Properties. Expect 2010 Same-Store NOI to be -0.5% to -1.0% compared to 2009 with revenue -0.5% and expenses flat.

22 October 2010 Property Operations Update Rental rates for renewals have been positive since February. Strong Average Daily Occupancy provides support for rental rates. Rental rates for new leases above rental rates on expiring leases in October.

23 Aimco Balance Sheet Safety Aimco has limited balance sheet risk Property debt and perpetual preferred securities provide balance sheet safety. Non-recourse property debt ? limited entity risk. Single-property loans with 60% initial LTV. Discipline of amortization to <50% LTV at maturity. Long-dated, laddered maturities. Primarily fixed interest rates. Assumable by buyers. Perpetual preferred securities ? no refunding and very limited re- pricing risk, with only $37 million subject to a potential rate reset in 2015.

24 Aimco Financing Strategy For purposes of this analysis, peer group is comprised of Camden, Equity Residential, Essex, Home Properties, UDR. Data as of 9/30/2010 as reported by SNL Financial. Represents balances as of September 30, 2010 adjusted for October 2010 redemption of Aimco's Series G Preferred Stock. Aimco is financed primarily with long-term, fixed-rate, non-recourse, amortizing property debt with a weighted-average interest rate of 5.5%. Weighted-average maturity of debt of eight years is more than 30% longer than Aimco's apartment peer average(1). Perpetual preferred stock and preferred partnership units carry a weighted- average dividend rate of 7.4%. No recourse debt.

25 Improving Coverage to Target Target leverage: EBITDA coverage of interest: 2.25x EBITDA coverage of interest and preferred dividends: 1.80x Current leverage: EBITDA coverage of interest: 2.05x EBITDA coverage of interest and preferred dividends: 1.67x Improve coverage, primarily through cyclical NOI recovery, and from scheduled debt amortization. Coverage targets expected to be met within the next three to four years. Aimco expects to improve coverages to target levels over the next three to four years

26 2010 Balance Sheet & Liquidity Uses largely balanced with internal sources of cash. No debt maturities during balance of 2010. Limited 2011 maturities ($105 million with $79 million currently committed). Continue to focus on loans maturing in 2012 to 2014 to lock in current low interest rates. Line of credit is unused and available, except for short-term borrowings and collateralized letters of credit. Liquidity is strong

G&A Expenses 27 G&A expense reductions have "right-sized" Aimco's overhead * Represents YTD 3Q 2010 G&A expenses as a percentage of YTD 3Q 2010 property revenues. YTD 3Q 2010 data as reported by SNL Financial.

28 2010 Guidance